Exhibit 99.1

                Crompton Reports First Quarter Results


    MIDDLEBURY, Conn.--(BUSINESS WIRE)--April 29, 2003--Crompton Corporation (NYSE:CK) reported today first quarter net earnings of $5.8 million, or five cents per share, compared to a net loss of $292.2 million, or $2.52 per diluted share, in the first quarter of 2002.
    Earnings for the first quarter of 2003 included after-tax special charges for antitrust investigation costs ($5.2 million), previously announced facility closures, severance and related costs ($0.5 million), and a cumulative effect of accounting change for implementing FASB Statement No. 143 "Accounting for Asset Retirement Obligations" ($0.4 million). The net loss for the first quarter of 2002 included a cumulative effect of accounting change for goodwill impairment of $299 million. Net earnings before such special items were $11.9 million, or 10 cents per share, in the first quarter of 2003 versus $6.8 million, or six cents per share, in the first quarter of 2002. Earnings before special items is not a measure of performance calculated in accordance with generally accepted accounting principles
(GAAP). See the attached supplementary schedules for a reconciliation of the non-GAAP financial measures referred to herein to their most directly comparable GAAP financial measures.
    First quarter sales of $649.8 million were one percent above the prior year. Adjusting for divested operations, sales increased seven percent as increased unit volume of four percent and favorable foreign currency translation of five percent more than offset the impact of lower selling prices of two percent.
    "We are pleased with our first quarter results, especially considering the continued sluggish economic environment," said Vincent
A. Calarco, chairman, president and chief executive officer. "We benefited from an increase in unit volume, lower operating costs, and favorable foreign currency translation, while higher raw material costs and lower selling prices in certain businesses were partial offsets."
    "We are also pleased with last week's announcement of the agreement to sell our OrganoSilicones business to General Electric Company. The purchase price under the agreement is for $645 million in cash, plus the GE Specialty Chemicals business with an agreed upon value of $160 million, and an earn-out of $105 million at a minimum and $250 million at a maximum payable quarterly over a three-year period. The closing of the transaction is subject to regulatory approvals and certain other conditions. On a pro forma basis, assuming the minimum earn-out, the transaction would have been accretive to 2002 earnings by $.03 per share. For 2003, the transaction appears at this time to be slightly dilutive, however, we do not expect it to impact our overall earnings outlook for the year."
    First quarter operating results for the company's reporting segments are summarized as follows:

    Polymer Products

    Polymer additives sales of $301.6 million were up 13 percent from the prior year as a result of an increase in unit volume of nine percent and favorable foreign currency translation of six percent, partially offset by a two percent decline in selling prices. Plastic, urethane and petroleum additives sales rose 17 percent, 19 percent and five percent, respectively, due primarily to increased demand and favorable foreign currency translation. Rubber additives sales were up three percent due mainly to increased demand and favorable foreign currency translation, offset in part by lower selling prices. Operating profit of $13.5 million was up 16 percent from the prior year due mainly to higher unit volume and reduced manufacturing costs, offset in part by increased raw material costs and lower selling prices.
    Polymers sales of $68.2 million were up one percent from the prior year as a three percent increase in unit volume and favorable foreign currency translation of three percent, more than offset a five percent decline in selling prices. EPDM sales were down eight percent due mainly to lower selling prices resulting from industry overcapacity. Urethanes sales were up 11 percent due primarily to increased demand and favorable foreign currency translation. Operating profit of $9.3 million was up seven percent from the prior year due primarily to increased unit volume and the absence of unfavorable prior year variances attributable to reduced plant throughput, offset in part by reduced selling prices and higher raw material costs in the EPDM business.
    Polymer processing equipment sales of $41.1 million were down 17 percent from the first quarter of 2002 as depressed capital equipment demand was offset in part by favorable foreign currency translation of four percent and improved selling prices of two percent. Despite lower sales, operating profit of $1.1 million was $1.0 million higher than the prior year mainly as a result of lower operating costs and improved selling prices. The backlog at the end of March was $76 million, equal to year-end 2002.

    Specialty Products

    OrganoSilicones sales of $117.8 million were up four percent from the prior year due to favorable foreign currency translation of seven percent and higher unit volume of three percent, partially offset by a six percent decline in selling prices. Operating profit of $14.0 million was up 98 percent from the prior year mainly as a result of increased unit volume and lower costs, offset in part by reduced selling prices.
    Crop protection sales of $60.4 million were up 15 percent from the first quarter of 2002 due to a nine percent increase in unit volume mainly attributable to increased domestic and European demand and favorable foreign currency translation of six percent. Operating profit of $19.7 million was up 36 percent from the prior year primarily as a result of increased unit volume and higher joint venture equity income of $3.3 million, offset in part by an unfavorable sales mix.
    Other sales of $64.4 million were 34 percent lower than the prior year due primarily to the divestiture of the industrial specialties business in June 2002. Sales for the remaining refined products business were up 12 percent due to favorable foreign currency translation, higher selling prices and increased unit volume. Operating profit of $0.4 million was down 87 percent from the first quarter of 2002 due mainly to the divestment of industrial specialties and higher refined products raw material costs that were partially recovered through increased selling prices.

    The Company's news releases and other information, including certain financial and statistical information presented during its periodic earnings conference calls, are available on the Company's investor relations page at www.cromptoncorp.com. The Company will conduct its first quarter conference call at 1:30 p.m. Eastern Time on April 29, 2003. The telephone number is 719-457-2629. Live audio is available on the Company's investor relations page at www.cromptoncorp.com. Replay of the conference call will be available for two weeks beginning at 5:00 p.m. Eastern Time on April 29, 2003, by calling 719-457-0820, access code 497118.
    Crompton Corporation is a $2.5 billion global producer and marketer of specialty chemicals and polymer products and equipment. Additional information concerning Crompton Corporation is available at www.cromptoncorp.com.

    Adjusted Financial Measures

    The Company uses certain non-GAAP financial measures which eliminate the effect of certain special items. One non-GAAP financial measure used is net earnings excluding antitrust investigation costs and facility closures, severance and related costs. These special items may be recurring. Another non-GAAP financial measure used is operating results excluding the impact of the Company's divested operations.
    The Company believes the non-GAAP financial measures used in this earnings release provide useful information to both management and investors by excluding certain costs and the impact of divested operations that the Company believes are not indicative of its core operating results. The Company believes that these special items may obscure trends that are important in evaluating the Company's continuing operating activities. In addition, since the Company has historically reported such non-GAAP financial measures to the investment community, the Company believes that the inclusion of such measures provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators that management uses for planning and forecasting in future periods.
    Readers should not consider these non-GAAP financial measures in isolation or as a substitute for the Company's reported financial results under GAAP. The attached supplementary schedules containing a reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures should be used as a supplement to GAAP results to assist the reader in better understanding the operational performance of the Company. Supplementary schedules include the "Consolidated Statement of Operations Adjusted for Special Items and Divested Operations," "Segment Sales and Operating Profit," and "Major Factors Affecting Results."

    Forward Looking Statements

    Certain statements made in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, general economic conditions, the completion of the announced transaction, the outcome and timing of antitrust investigations to which the Company is subject, pension and other post-retirement benefit plan assumptions, energy and raw material prices and availability, production capacity, changes in interest rates and foreign currency exchange rates, changes in technology, market demand and customer requirements, the enactment of more stringent environmental laws and regulations, and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These statements are based on our estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed future results of operations, and the Company's actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this release was issued and such information will not necessarily be updated by the Company.


 CROMPTON CORPORATION
 Consolidated Statements of Operations
 First quarter ended 2003 and 2002
 (In thousands, except per share data)




                                                      First Quarter
                                                   -------------------
                                                       2003      2002
                                                   --------- ---------

 Net sales                                        $ 649,751 $ 644,838

 Cost of products sold                              459,188   458,863
 Selling, general and admin.                         98,928    97,209
 Depreciation and amortization                       36,408    38,079
 Research and development                            18,438    20,218
 Equity income                                       (5,614)   (2,264)
 Facility closures, severance and
        related costs                                   849         -
 Antitrust investigation costs                        8,489         -
                                                   --------- ---------

 Operating profit                                    33,065    32,733
 Interest expense                                    26,715    26,138
 Other income, net                                     (902)   (2,293)
                                                   --------- ---------

 Earnings before income taxes
        and cumulative effect of
        accounting change                             7,252     8,888
 Income taxes                                         1,005     2,133
                                                   --------- ---------

 Earnings before cumulative
        effect of accounting change                   6,247     6,755

 Cumulative effect of accounting change                (401) (298,981)
                                                   --------- ---------

 Net earnings (loss)                              $   5,846 $(292,226)
                                                   ========= =========

 Basic earnings (loss) per common share:
         Earnings before cumulative
             effect of accounting change          $    0.05 $    0.06
         Cumulative effect of accounting
             change                                       -     (2.63)
                                                   --------- ---------
         Net earnings (loss)                      $    0.05 $   (2.57)
                                                   ========= =========
         Weighted average shares
            outstanding                             114,146   113,274
                                                   ========= =========

 Diluted earnings (loss) per common share:
         Earnings before cumulative
             effect of accounting change          $    0.05 $    0.06
         Cumulative effect of accounting
             change                                       -     (2.58)
                                                   --------- ---------
         Net earnings (loss)                      $    0.05 $   (2.52)
                                                   ========= =========
         Weighted average shares
             outstanding                            114,331   115,801
                                                   ========= =========




 CROMPTON CORPORATION
 Consolidated Balance Sheets
 March 31, 2003 and December 31, 2002
 (In thousands of dollars)



                                                  March 31,  December
                                                     2003     31, 2002
                                                 ---------- ----------
 ASSETS

 CURRENT ASSETS
 Cash                                           $   25,441 $   16,941
 Accounts receivable                               213,670    185,983
 Inventories                                       477,547    460,116
 Other current assets                               94,204    114,094
                                                 ---------- ----------
    Total current assets                           810,862    777,134
                                                 ---------- ----------

 NON-CURRENT ASSETS
 Property, plant and equipment                     936,141    942,516
 Cost in excess of acquired net assets             585,170    584,633
 Other assets                                      542,097    536,532
                                                 ---------- ----------

                                                $2,874,270 $2,840,815
                                                 ========== ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
 Notes payable                                  $    6,537 $    5,727
 Accounts payable                                  321,743    276,133
 Accrued expenses                                  230,928    267,849
 Income taxes payable                              123,057    116,111
 Other current liabilities                          16,966     15,670
                                                 ---------- ----------
    Total current liabilities                      699,231    681,490
                                                 ---------- ----------

 NON-CURRENT LIABILITIES
 Long-term debt                                  1,239,165  1,261,847
 Postretirement health care liability              193,128    193,996
 Other liabilities                                 505,230    503,599

 STOCKHOLDERS' EQUITY
 Common stock                                        1,192      1,192
 Additional paid-in capital                      1,045,393  1,048,304
 Accumulated deficit                              (586,424)  (586,555)
 Accumulated other comprehensive loss             (165,736)  (200,426)
 Treasury stock at cost                            (56,909)   (62,632)
                                                 ---------- ----------
    Total stockholders' equity                     237,516    199,883
                                                 ---------- ----------

                                                $2,874,270 $2,840,815
                                                 ========== ==========


 CROMPTON CORPORATION
 Consolidated Statements of Cash Flows
 First quarter ended 2003 and 2002
 (In thousands of dollars)


                                                       First Quarter
                                                   -------------------
 Increase (decrease) to cash                           2003      2002
-------------------------------------------------- --------- ---------
 CASH FLOWS FROM OPERATING ACTIVITIES
 Net earnings (loss)                              $   5,846 $(292,226)
 Adjustments to reconcile net earnings (loss) to
  net cash provided by (used in) operations:
 Cumulative effect of accounting change, net of
  tax                                                   401   298,981
 Facility closures, severance and related costs         849         -
 Antitrust investigation costs                        8,489         -
 Depreciation and amortization                       36,408    38,079
 Equity income                                       (5,614)   (2,264)
 Changes in assets and liabilities, net:
     Accounts receivable                            (23,259)  (55,348)
     Inventories                                     (5,864)   29,696
     Accounts payable                                41,969    25,950
     Other                                          (14,859)  (52,735)
                                                   --------- ---------
 Net cash provided by (used in) operations           44,366    (9,867)
                                                   --------- ---------

 CASH FLOWS FROM INVESTING ACTIVITIES
 Capital expenditures                               (14,639)  (16,836)
 Other investing activities                             (98)      323
                                                   --------- ---------
 Net cash used in investing activities              (14,737)  (16,513)
                                                   --------- ---------

 CASH FLOWS FROM FINANCING ACTIVITIES
 (Payments) proceeds on debt                        (24,829)    5,182
 Proceeds from sale of accounts receivable            8,126    14,111
 Dividends paid                                      (5,715)   (5,666)
 Other financing activities                             880     1,628
                                                   --------- ---------
 Net cash (used in) provided by financing
  activities                                        (21,538)   15,255
                                                   --------- ---------

 CASH
 Effect of exchange rates on cash                       409      (554)
                                                   --------- ---------

 Change in cash                                       8,500   (11,679)
 Cash at beginning of period                         16,941    21,506
                                                   --------- ---------

 Cash at end of period                            $  25,441 $   9,827
                                                   ========= =========



                                                         SUPPLEMENTARY
                                                            SCHEDULE I
                                                         -------------
CROMPTON CORPORATION
Consolidated Statements of Operations Adjusted for Special Items and Divested Operations
First quarter ended 2003 and 2002
(In thousands, except per share data)

The following supplementary schedules I, II and III contain a reconciliation of the non-GAAP financial measures contained in this earnings release to their most directly comparable GAAP financial measures (see note (c) below).


                                                 First Quarter
                                          ----------------------------
                                                              Adjusted
                                                                2002
                                              2003      2002     (b)
                                          --------- --------- --------

Net sales                                $ 649,751 $ 644,838 $604,740

Cost of products sold                      459,188   458,863  429,179
Selling, general and admin.                 98,928    97,209   91,926
Depreciation and amortization               36,408    38,079   35,804
Research and development                    18,438    20,218   19,070
Equity income                               (5,614)   (2,264)  (2,264)
                                          --------- --------- --------

Operating profit before special items       42,403    32,733 $ 31,025
                                                              ========
Interest expense                            26,715    26,138
Other income, net                             (902)   (2,293)
                                          --------- ---------

Earnings before income taxes and
       special items                        16,590     8,888
Income taxes                                 4,645     2,133
                                          --------- ---------

Earnings before after-tax special items     11,945     6,755

Facility closures, severance and
       related costs (a)                      (519)        -
Antitrust investigation costs (a)           (5,179)        -
Cumulative effect of accounting change        (401) (298,981)
                                          --------- ---------

Net earnings (loss)                      $   5,846 $(292,226)
                                          ========= =========

Diluted earnings (loss) per common share:
        Earnings before after-tax
            special items                $    0.10 $    0.06
                                          ========= =========
        Net earnings (loss)              $    0.05 $   (2.52)
                                          ========= =========




(a) The pre-tax amounts of these special items are shown on the "Consolidated Statements of Operations."

(b) Adjusted 2002 excludes the first quarter operating results of the industrial specialties business (sold June 28, 2002).

(c) Readers should not consider the non-GAAP financial measures in isolation or as a substitute for the Company's reported financial results under GAAP. The supplementary schedules should be used as a supplement to GAAP results to assist the reader in better understanding the operational performance of the Company. For a further explanation regarding the use of non-GAAP financial measures, see the Adjusted Financial Measures section included on page 3 of this release.




CROMPTON CORPORATION                                     SUPPLEMENTARY
Segment Sales and Operating Profit                        SCHEDULE II
First quarter ended 2003 and 2002                        -------------
(In thousands of dollars)




                                                  First Quarter
                                            --------------------------
                                                              Adjusted
                                                                2002
                                               2003     2002     (a)
                                            -------- -------- --------
 NET SALES
 Polymer Products
     Polymer Additives                     $301,574 $267,235 $267,235
     Polymers                                68,183   67,480   67,480
     Polymer Processing Equipment            41,108   49,805   49,805
     Eliminations                            (3,653)  (3,319)  (3,319)
                                            -------- -------- --------
                                            407,212  381,201  381,201
                                            -------- -------- --------

 Specialty Products
     OrganoSilicones                        117,779  113,756  113,756
     Crop Protection                         60,380   52,472   52,472
     Other                                   64,380   97,409   57,311
                                            -------- -------- --------
                                            242,539  263,637  223,539
                                            -------- -------- --------

        Total net sales                    $649,751 $644,838 $604,740
                                            ======== ======== ========


 OPERATING PROFIT
 Polymer Products
     Polymer Additives                     $ 13,513 $ 11,631 $ 11,631
     Polymers                                 9,274    8,649    8,649
     Polymer Processing Equipment             1,078       80       80
                                            -------- -------- --------
                                             23,865   20,360   20,360
                                            -------- -------- --------

 Specialty Products
     OrganoSilicones                         13,979    7,051    7,051
     Crop Protection                         19,651   14,470   14,470
     Other                                      448    3,481    1,773
                                            -------- -------- --------
                                             34,078   25,002   23,294
                                            -------- -------- --------

 General corporate expense                  (15,540) (12,629) (12,629)
                                            -------- -------- --------

                                             42,403   32,733 $ 31,025
                                                              ========
 Facility closures, severance and
        related costs                          (849)       -
 Antitrust investigation costs               (8,489)       -
                                            -------- --------

        Total operating profit             $ 33,065 $ 32,733
                                            ======== ========


(a) Adjusted 2002 excludes the first quarter operating results of the industrial specialties business (sold June 28, 2002).



CROMPTON CORPORATION                                     SUPPLEMENTARY
Major Factors Affecting Results                           SCHEDULE III
First Quarter 2003 versus 2002                           -------------
(In millions, except per share data)


The following table summarizes the major factors contributing to the first quarter change in sales and after-tax earnings before special items and cumulative effect of accounting change versus the prior year:




                                                  First Quarter
                                           --------------------------
                                                     After-
                                             Net      tax      EPS
                                            Sales  Earnings (Diluted)
                                           ------- -------- ---------

2002 before special items *                $644.8    $ 6.8     $0.06
Divested operations                         (40.1)    (1.2)    (0.01)
Unit volume/mix                              22.9      5.7      0.05
Lower selling prices                        (12.3)    (8.9)    (0.08)
Foreign currency translation                 34.5      2.8      0.02
Costs savings                                   -      8.4      0.07
Raw materials/energy                            -     (6.8)    (0.06)
Absorption variances                            -      7.2      0.06
Other                                           -     (2.1)    (0.01)
                                           ------- -------- ---------
2003 before special items *                $649.8    $11.9     $0.10
                                           ======= ======== =========



* Refer to Supplementary Schedule I in this release.





    CONTACT: Crompton Corporation
             Investors:
             William Kuser, 203/573-2213
             or
             Media:
             Mary Ann Dunnell, 203/573-3034